Exhibit 10.56

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement"), made and entered into this 4th day of September, 2000, to be effective on September 4th, 2000 (the "Effective Date"), by and between INSpire Insurance Solutions, Inc., a Texas corporation ("Employer"), and John F. Pergande, a resident of Texas ("Employee").

                               W I T N E S E T H:

         WHEREAS, Employer is a corporation engaged in business in the State of Texas and throughout the United States;

         WHEREAS, Employer desires to employ Employee in the capacity of Chairman of the Board of Directors and Chief Executive Officer, upon the terms and conditions hereinafter set forth; and

         WHEREAS, Employee is willing to enter into this Agreement with respect to his employment and services upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, Employer hereby employs Employee and Employee hereby accepts such employment upon the terms and conditions hereinafter set forth:

         1. Term of Agreement. The term of this Agreement shall begin on September 4th 2003. The Agreement can be terminated with or without advance notice.

         2. Duties of Employee. (a) Chairman of the Board of Directors and Chief Executive Officer .Employee agrees that during the term of this Agreement, he will devote his full professional and business-related time, skills and best efforts to the businesses of Employer in the capacity of Chairman of the Board of Directors and Chief Executive Officer, or such other capacity as Employer and Employee may agree upon. Employee shall devote all necessary time and his best efforts in the performance of any other duties as may be assigned to him from time to time by the Board of Directors of Employer including, but not limited to, serving on Employer's Board of Directors if elected. Employee shall devote his full professional and business skills to Employer as his primary responsibility, except for duties related to his role as a partner in Buena Venture Associates. Employee may engage in personal, investment activities provided such activities do not interfere with the performance of his duties hereunder. Employer shall take such action as may be necessary to cause Employee to be appointed to the Board of Directors of the Company (and to any executive or similar committees thereof) and to have Employee nominated for election to the Board of Directors to serve as a director during each year of the term of this Agreement.

         3.       Compensation.

                  (a) Base Salary. Employer shall pay Employee an annual base salary of dollars $325,000 per annum (or fraction for portions of a year). Such base salary will be adjusted from time to time in accordance with then current standard salary administration guidelines of Employer. Employee's salary shall be subject to all appropriate federal and state withholding taxes and shall be payable in accordance with the normal payroll procedures of Employer.

                  (b)  Annual  Bonus.  In  addition  to the  salary set forth in
         Section 3(a) hereof, Employee shall be entitled to participate in the Bonus Plan each year and shall receive a pro-rata share for the period ending 12/31/00 and all following years during the term of this Agreement. Employer agrees that the Bonus Plan shall not be terminated by Employer prior to the termination of this Agreement.

                  (c) Stock Options. Employee shall be granted stock options for shares of common stock of Employer pursuant to the terms of a Stock Option Agreement granted under the MiliRisk, Inc. 1997 Stock Option Plan, as amended, acopy of which has been provided to Employee. The number of shares of common stock, exercise price and date of grant for such options is:

                  Number   Exercise Price   Date of Consent   Vesting Schedule]
                  ------   --------------   ---------------   ----------------
                  200,000  Market           Contract Date        Fully Vested
                  200,000  $2.50               12/31/00          Immediate
                  200,000  $5.00               12/31/01          Immediate
                  200,000  $7.50               12/31/02          Immediate

         4. Fringe Benefits. The terms of this Agreement shall not prevent foreclose Employee from participating with other employees of Employer in such fringe benefit or incentive compensation plans as may be authorized and adopted from time to time by Employer; provided, however, that Employee must meet any and all eligibility provisions required under said fringe benefit or incentive compensation plans. Employee may be granted such other fringe benefits or perquisites as Employee and Employer may from time to time agree upon.

         5. Vacations. Employee shall be entitled to the number of paid vacation days in each calendar year as shall be determined by the Board of Directors of Employer from time to time. In no event, however, shall Employee be entitled to less than four weeks paid vacation during each calendar year.

         6. Reimbursement of Expenses. Employer recognizes that Employee will incur legitimate business expenses in the course of rendering services to Employer hereunder. Accordingly, Employer shall reimburse Employee, upon presentation of receipts or other adequate documentation, for all necessary and reasonable business expenses incurred by Employee in the course of rendering services to Employer under this Agreement.

         7. Working Facilities. Employee shall be furnished an office, personal secretary and such other facilities and services suitable to his position and adequate for the performance of his duties, which shall be consistent with the policies of Employer.

         8. Termination. The employment relationship between Employee and Employer created hereunder shall terminate by employee upon 60 written notice to employer or by employer upon a majority vote of the Board of Directors and the issuance of 60 days written notice to employee. Either party shall have the right to waive the 60 days notification period or any portion thereof by providing a payment to employee equal to employees regular rate of pay for the balance of the 60 notification period.

         9. Other Agreements. This Agreement shall be separate and apart from, and shall be deemed to alter the terms of, any executive compensation agreements, deferred compensation agreements, bonus agreements, general employment benefits plans, stock option plans and any other plans or agreements entered into between Employee and Employer pursuant to which Employee has been granted specific rights, benefits or options.

         10. Non-Competition. Employer agrees that employee upon termination of this agreement shall have the right to pursue any and all employment opportunities whether directly or indirectly related to the business of Employer.

         11. Confidential Data. Employee further agrees that, during his employment with Employer and thereafter, he will keep confidential and not divulge to anyone, disseminate nor appropriate for his own benefit or the benefit of another any confidential information described in Exhibit A attached hereto and incorporated by reference herein (the "Confidential Data"). Employee hereby acknowledges and agrees that this prohibition against disclosure of Confidential Data is in addition to, and not in lieu of, any rights or remedies that Employer may have available pursuant to the laws of any jurisdiction or at common law to prevent the disclosure of trade secrets, and the enforcement by Employer of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies that it may possess in law or equity absent this Agreement.

         12. Non-Solicitation of Employees. Employee covenants that, during his employment with Employer and for a period of one (1) year from the date of termination of his employment with Employer, he will not (i) directly or indirectly induce or attempt to induce any employee of Employer to terminate his or her employment or (ii) without prior written consent of Employer, offer employment either on behalf of himself or on behalf of any other individual or entity to any employee of Employer or to any terminated employee of Employer.

         13. Property of Employer. Employee acknowledges that from time to time in the course of providing services pursuant to this Agreement he shall have the opportunity to inspect and use certain property, both tangible and intangible, of Employer and Employee hereby agrees that such property shall remain the exclusive property of Employer, and Employee shall have no right or proprietary interest in such property, whether tangible or intangible, including, without limitation, Employee's customer and supplier lists, contract forms, books of account, computer programs and similar property.

         14. Successors Bound. This Agreement shall be binding upon Employer and Employee, their respective heirs, executors, administrators or successors in interest, including without limitation, any corporation, partnership or other entity acquiring control of Employer pursuant to Section 16 hereof.

         15. Severability and Reformation. The parties hereto intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. If, however, any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

         16. Integrated Agreement. This Agreement constitutes the entire Agreement between the parties hereto with regard to the subject matter hereof, and there are no agreements, understandings, specific restrictions, warranties or representations relating to said subject matter between the parties other than those set forth herein or herein provided for.

         17. Arbitration. In the event of a dispute regarding the terms of this agreement, either the parties shall agree to submit the dispute to binding arbitration subject to the rule of the American Arbitration Association.

         18. Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service, cable, telegram, facsimile transmission or telex to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

                  (a)  If to Employer:         INSpire Insurance Solutions, Inc.
                                               300 Burnett Street
                                               Fort Worth, Texas 76102-2799
                                               Attention:  Board of Directors
                                               Facsimile No.:  (800) 826-9865

                  (b)  If to Employee:         John F. Pergande
                                               1201 Washington Terrace
                                               Fort Worth TX 76107


         Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the fourth calendar day after posting, in the case of notice so given by overnight delivery service, on the date of actual delivery and, in the case of notice so given by cable, telegram, facsimile transmission, telex or personal delivery, on the date of actual transmission or, as the case may be, personal delivery.

         19. Further Actions. Whether or not specifically required under the terms of this Agreement, each party hereto shall execute and deliver such documents and take such further actions as shall be necessary in order for such party to perform all of his or its obligations specified herein or reasonably implied from the terms hereof.

         20. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF TEXAS.

         21. Assignment. This Agreement is personal to Employee and may not be assigned in any way by Employee without the prior written consent of Employer. This Agreement shall not be assignable or delegable by Employer, other than to an affiliate of Employer, except if there is a Change of Control as defined in
Section 16, Employer may assign its rights and obligations hereunder to the person, corporation, partnership or other entity that has gained such control.

         22. Counterparts. This Agreement may be executed in counterparts, each of which will take effect as an original and all of which shall evidence one and the same Agreement.
                            [SIGNATURE PAGE FOLLOWS]
         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                                               INSpire Insurance Solutions, Inc.



                                               By:______________________________
                                               Name:____________________________
                                               Title:___________________________


                                               EMPLOYEE:



                                               _________________________________
                                               John F. Pergande

                                    EXHIBIT A

                            CONFIDENTIAL INFORMATION

     1. All software/systems (including all present, planned and future software), whether licenses or unlicensed, developed by or on behalf of or otherwise acquired by INSpire Insurance Solutions, Inc. or any of its subsidiaries.

          "All software/system" shall mean:

          o    all  code  in  whatever  form
          o all data pertaining to the architecture and design of such software systems
          o    all documentation in whatever form
          o    all flowcharts
          o any reproduction or recreation in whole or in part of any of the above in whatever form.

     2.   All business plans and strategies including


          o    strategic plans
          o    product plans
          o    marketing plans
          o    financial plans
          o    operating plans
          o    resource plans
          o all research and development plans including all data produced by such efforts.

     3. Internal policies, procedures, methods and approaches which are unique to INSpire Insurance Solutions, Inc. and are not public.

     4.   Any information  relating  to  the  employment,   job  responsibility,
performance, salary and compensation of any present or future officer or employee of INSpire Insurance Solutions, Inc.